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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 TERADYNE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Massachusetts                                  04-2272148
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                              321 Harrison Avenue
                          Boston, Massachusetts 02118
                    (Address of Principal Executive Offices)
                              --------------------

                Megatest Corporation Director Stock Option Plan
                  Megatest Corporation 1990 Stock Option Plan
                            (Full Title of the Plan)
                              --------------------

                                Owen W. Robbins
                            Executive Vice President
                                 Teradyne, Inc.
                              321 Harrison Avenue
                          Boston, Massachusetts 02118
                    (Name and Address of Agent For Service)

                                  617-482-2700
         (Telephone Number, Including Area Code, of Agent For Service)
                              --------------------
                                   Copies to:

Donald G. Leka, Esq.    William B. Asher, Jr., Esq.  Harry K. Plant, Esq.
Teradyne, Inc.          Testa, Hurwitz & Thibeault   Wilson, Sonsini, Goodrich
321 Harrison Avenue     High Street Tower            & Rosati
Boston, Massachusetts   125 High Street              Professional Corporation
02118                   Boston, Massachusetts 02110  650 Page Mill Road
                                                     Palo Alto, California 94304

                    Total of sequentially numbered pages: 38
                 Exhibit index on sequentially numbered page:9
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
                                      -2-

======================================================================================================

                        CALCULATION OF REGISTRATION FEE

======================================================================================================



                                                 Proposed         Proposed
                                                 Maximum          Maximum
Title of Securities        Amount to be        Offering Price     Aggregate              Amount of
 to be Registered           Registered           Per Share      Offering Price        Registration Fee
===================        ============        ==============   ==============        ================
Megatest Corporation 1990 Stock Option Plan

Teradyne Common Stock,   580,673 shares  (1)     $23.57 (2)       $13,686,463            $4,720
$.125 par value


Megatest Corporation Director Stock Option Plan

Teradyne Common Stock,   22,728 shares  (1)      $23.57 (2)       $   535,699            $  185
$.125 par value


        TOTAL:           603,401 shares                                                  $4,905

======================================================================================================

      (1) Based on 663,734 Megatest Options granted as of December 1, 1995 under the 1990 Stock Option Plan or the Director Stock Option Plan, as applicable and using a conversion ratio of 0.9091 shares of Teradyne common stock for each share of Megatest common stock.

     (2) Estimated soley for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Common Stock on The New York Stock Exchange on November 27, 1995.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Registration Statement by reference as of their respective dates (File No. 1-6462):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1994.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 1995, July 2, 1995, as amended, and October 1, 1995, filed pursuant to the Exchange Act.

                  All  other  documents  filed  by the  Registrant  pursuant  to
         Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on April 10, 1979.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining
unsold,   shall  be  deemed  to  be   incorporated  by  reference  in  this
Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 67 of the Massachusetts Business Corporation Law ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. The Registrant's By-laws provide that each director and officer shall be indemnified by the Registrant against liabilities and expenses in connection with any legal proceeding to which such officer or director may become a party by reason of being or having been an officer or director, unless such indemnification is prohibited by the Massachusetts Business Corporation Law. The Registrant has also entered into indemnity agreements with each of its directors and certain executive officers, which agreements require the Registrant to indemnify such individuals to the fullest extent permitted by Massachusetts law.

         The Registrant's Restated Articles of Organization eliminate the personal liability of the Registrant's directors for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders, notwithstanding any provision of law imposing such liability. The Registrant's Articles of Organization, however, do not eliminate liability of the Registrant's directors (i) for breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.       Description of Exhibit
-----------       ----------------------
4.1               Megatest Corporation 1990 Stock Option Plan

4.2               Megatest Corporation Director Stock Option Plan

5.1               Opinion of Testa, Hurwitz & Thibeault

23.1              Consent of Coopers & Lybrand L.L.P.

23.5              Consent of Testa,Hurwitz & Thibeault (included in Exhibit 5.1)

24.1              Power of Attorney (found on Page 8 of this Registration
                  Statement)

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                           Section 10(a)(3)of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 1st day of December, 1995.

                                                  TERADYNE, INC.


                                                  By:/s/ Owen W. Robbins
                                                     ----------------------
                                                     Owen W. Robbins
                                                     Executive Vice President
                                                     and Chief Financial Officer


                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of Teradyne, Inc., hereby severally constitute and appoint Alexander V. d'Arbeloff, Owen W. Robbins and Richard J. Testa, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments thereto (including post-effective amendments), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Teradyne, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                               Title(s)                                      Date
      ---------                               --------                                      ----

/s/ Alexander V. d'Arbeloff                   President and Chairman of the Board           December 1, 1995
---------------------------                   (Principal Executive Officer)
Alexander V. d'Arbeloff

/s/ Owen W. Robbins                           Executive Vice President and                  December 1, 1995
-------------------                           Director
Owen W. Robbins                               (Principal Financial Officer)


/s/ Donald J. Hamman                          Controller                                    December 1, 1995
--------------------                          (Principal Accounting Officer)
Donald J. Hamman

/s/ Edwin L. Artzt                            Director                                      December 1, 1995
------------------
Edwin L. Artzt

/s/ Albert Carnesale                          Director                                      December 1, 1995
--------------------
Albert Carnesale

                                      -8-

                                              Director                                      December  , 1995
---------------------
Daniel S. Gregory

/s/ Dwight H. Hibbard                         Director                                      December 1, 1995
---------------------
Dwight H. Hibbard

/s/ John P. Mulroney                          Director                                      December 1, 1995
--------------------
John P. Mulroney

/s/ James A. Prestridge                       Director                                      December 1, 1995
-----------------------
James A. Prestridge

/s/ Richard J. Testa                          Director                                      December 1, 1995
--------------------
Richard J. Testa


                                 EXHIBIT INDEX


                                                                           Page Number
                                                                           in Sequentially
Exhibit No.       Description                                              Numbered Copy
-----------       -----------                                              ---------------



4.1               Megatest Corporation 1990 Stock Option Plan              10

4.2               Megatest Corporation Director Stock Option Plan          22

5.1               Opinion of Testa, Hurwitz & Thibeault                    35

23.1              Consent of Coopers & Lybrand L.L.P.                      37

23.5              Consent of Testa, Hurwitz & Thibeault (included in
                  Exhibit 5.1)                                             --

24.1              Power of Attorney (found on Page 8 of this Registration
                  Statement)                                               --